FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2021, AND INCREASES QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…April 22, 2021… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $7,479,000, and fully diluted earnings per common share of $0.60 for the three months ended March 31, 2021, compared to $6,623,000 and $0.52 per fully diluted common share for the three months ended March 31, 2020.
FIRST QUARTER FINANCIAL HIGHLIGHTS
•Net loans decreased $11.1 million or 1.02%, and total assets increased $196.4 million or 9.80% at March 31, 2021 compared to December 31, 2020.
•Total deposits increased 11.59% to $1.92 billion at March 31, 2021 compared to December 31, 2020.
•Total cost of deposits remains at low levels at 0.06% and 0.13% for the quarters ended March 31, 2021 and 2020, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 46.39% and 44.23% for the quarters ended March 31, 2021 and 2020, respectively.
•Non-performing assets were $3,783,000, net loan recoveries were $941,000, and there were no loans delinquent more than 30 days for the quarter ended March 31, 2021.
•The Company recorded a reversal of provision for credit losses of $1.8 million during the quarter ended March 31, 2021.
•Capital positions remain strong at March 31, 2021 with a 9.09% Tier 1 Leverage Ratio; a 14.38% Common Equity Tier 1 Ratio; a 14.78% Tier 1 Risk-Based Capital Ratio; and a 15.76% Total Risk-Based Capital Ratio.
•The Company declared an increase in its regular quarterly cash dividend to $0.12 per common share, payable on May 21, 2021 to shareholders of record as of May 7, 2021.
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“The first quarter of 2021 showed consistent growth in all key financial and asset quality metrics. Improvements have also been seen in most economic measures within our territory in part due to Paycheck Protection Program loan funding for businesses – a program we proudly offer, the COVID-19 vaccination rollout, and reopening of businesses with California’s recent announcements,” stated James M. Ford, President & CEO. “The resilience of our team and their steadfast commitment to provide exceptional client service throughout this historic period remains a source of pride. As we look forward with optimism, our Company is well-positioned to support our mission to invest in our communities to ensure they thrive.”
The Company is closely monitoring the effects of the pandemic on our loan and deposit customers. Our management team is focused on assessing the risks in our loan portfolio and working with our customers to minimize our losses. We have implemented loan programs to allow customers who were required to close or reduce their business operations to defer loan principal and interest payments for up to 90 days. As of March 31, 2021, loan customers with deferred payments of principal, interest or both on loans totaling approximately $3 million were outstanding.
As a preferred SBA lender, we began participating in the SBA Paycheck Protection Program (PPP) in 2020 to help provide loans to our business customers to provide them with additional working capital, and we will continue to participate in the second round of PPP funding through the May 31, 2021 deadline. Outstanding PPP loans as of March 31, 2021 originated under each of the PPP rounds are as follows:

PPP Loan Vintages (Dollars in thousands)	Number of Loans	Amount	Net Unearned Fees
Round 1 - 2020	560	$119,288	$2,033
Round 2 - 2021	434	71,612	2,640
Total	994	$190,900	$4,673
As of March 31, 2021, PPP loans in the following size categories were outstanding:

PPP Loan Size Categories (Dollars in thousands)	Number of Loans	Amount
Up to $150,000	721	$23,361
$150,001 to $500,000	185	48,820
$500,001 to $1,000,000	46	32,005
$1,000,001 to $2,000,000	28	42,502
Over $2,000,000	14	44,212
Total	994	$190,900
The Company has also taken measures to protect the health and safety of its employees by implementing remote work arrangements to the full extent possible, and by adjusting banking center hours and operational measures to promote social distancing. Management is closely monitoring credit metrics. Additional resources have been shifted to credit administration to closely analyze higher risk segments within the loan portfolio, monitor and track loan payment deferrals and customer liquidity, and provide timely reporting to management and the board of directors. The management team continues to analyze economic conditions in our geographic markets and perform stress testing of our investment portfolio as well as our loan portfolio.
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The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Pass	$1,019,829	$1,032,417	$881,862
Special mention	39,406	36,406	11,936
Substandard	34,276	36,136	34,420
Doubtful	—	—	—
Total	$1,093,511	$1,104,959	$928,218
Based on the Company’s capital levels, conservative underwriting policies, low loan-to-deposit ratio, loan concentration diversification, and suburban geographical marketplace, management expects to be able to manage the economic risks and uncertainties associated with the COVID-19 pandemic and remain adequately capitalized.
Net income for the three months ended March 31, 2021 increased 12.92%, compared to the three months ended March 31, 2020, driven by a reversal of provision for credit losses, an increase in net interest income, an increase in loan placement fees, a decrease in non-interest expense, and a decrease in the provision for income taxes, partially offset by a decrease in net realized gains on sales and calls of investment securities, and a decrease in service charge income. During the three months ended March 31, 2021, the Company recorded a $1,800,000 reversal of provision for credit losses, compared to a $1,375,000 provision during the three months ended March 31, 2020. Net interest income before the provision for credit losses for the three months ended March 31, 2021 was $17,555,000, compared to $16,029,000 for the three months ended March 31, 2020, an increase of $1,526,000 or 9.52%. The impact to interest income from the accretion of the loan marks on acquired loans was $173,000 and $693,000 for the three months ended March 31, 2021 and 2020, respectively. In addition, net interest income before the provision for credit losses for the three months ended March 31, 2021 was impacted by approximately $430,000 in loan prepayment penalties, as compared to $238,000 for the three months ended March 31, 2020. Excluding the loan mark accretion and prepayment penalties, net interest income for the three months ended March 31, 2021 increased by $1,854,000 compared to the three months ended March 31, 2020.
During the three months ended March 31, 2021, the Company’s shareholders’ equity decreased $3,176,000, or 1.30%, compared to December 31, 2020. The decrease in shareholders’ equity was driven by the decrease in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI), offset by the retention of earnings, net of dividends paid.
Return on average equity (ROE) for the three months ended March 31, 2021 was 12.17%, compared to 11.62% for the three months ended March 31, 2020. The increase in ROE reflects the increase in net income, as well as the increase in average shareholders’ equity compared to the prior year. The Company declared and paid $0.11 per share in cash dividends to holders of common stock during the three months ended March 31, 2021 and 2020. Annualized return on average assets (ROA) was 1.42% for the three months ended March 31, 2021 and 1.66% for the three months ended March 31, 2020. This decrease is due to the increase in average assets, notwithstanding the increase in net income. During the three months ended March 31, 2021, the Company’s total
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assets increased 9.80%, and total liabilities increased 11.35%, compared to December 31, 2020 due to the Company’s participation in the PPP in addition to organic deposit gathering activities.
Non-performing assets increased by $505,000, or 15.41%, to $3,783,000 at March 31, 2021, compared to $3,278,000 at December 31, 2020. During the three months ended March 31, 2021, the Company recorded $941,000 in net loan recoveries, compared to $41,000 for the three months ended March 31, 2020. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.35)% for the three months ended March 31, 2021, compared to (0.02)% for the same period in 2020. Total non-performing assets were 0.17% and 0.16% of total assets as of March 31, 2021 and December 31, 2020, respectively.
At March 31, 2021, the allowance for credit losses was $12,056,000, compared to $12,915,000 at December 31, 2020, a net decrease of $859,000 reflecting the reversal of provision and net recoveries during the period. The Company’s reversal of provision for credit losses of $1,800,000 during the three months ended March 31, 2021 is primarily due to net loan recoveries and our assessment of the overall adequacy of the allowance for credit losses. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 1.11% and 1.17% as of March 31, 2021 and December 31, 2020, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $120,733,000 at March 31, 2021 and $127,186,000 at December 31, 2020. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.24% and 1.32% as of March 31, 2021 and December 31, 2020, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.40% and 1.59%, respectively. As of March 31, 2021, gross loans included $190,900,000 related to PPP loans, which are fully guaranteed by the SBA. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.55% and 1.65% as of March 31, 2021 and December 31, 2020, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at March 31, 2021.
The Company’s net interest margin (fully tax equivalent basis) was 3.76% for the three months ended March 31, 2021, compared to 4.47% for the three months ended March 31, 2020. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the effective yield on interest earning deposits in other banks and Federal Funds sold, the decrease in the effective yield on average investment securities, and the decrease in the yield on the Company’s loan portfolio.
For the three months ended March 31, 2021, the effective yield on average total earning assets decreased 79 basis points to 3.82% compared to 4.61% for the three months ended March 31, 2020, while the cost of average total interest-bearing liabilities decreased to 0.12% for the three months ended March 31, 2021 as
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compared to 0.26% for the three months ended March 31, 2020. Over the same periods, the cost of average total deposits decreased to 0.06% for the three months ended March 31, 2021 compared to 0.13% for the same period in 2020.
For the three months ended March 31, 2021, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $856,632,000, an increase of $334,965,000, or 64.21%, compared to the three months ended March 31, 2020. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased to 2.07% for the three months ended March 31, 2021, compared to 2.80% for the three months ended March 31, 2020.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $156,241,000 to $1,080,852,000 for the three months ended March 31, 2021 from $924,611,000 for the three months ended March 31, 2020. The effective yield on average loans decreased to 5.18% for the three months ended March 31, 2021, compared to 5.62% for the three months ended March 31, 2020. Total average PPP loans, which have a 1.00% interest rate in addition to loan fees, were $178,956,000 for the three months ended March 31, 2021. Excluding PPP loans from total average loans, the effective yield on average loans for the three months ended March 31, 2021 was 5.11%.
The following table shows the Company’s outstanding loan portfolio as of March 31, 2021 and December 31, 2020.

Loan Type (dollars in thousands)	March 31, 2021	% of Total Loans	December 31, 2020	% of Total Loans
Commercial:
Commercial and industrial	$271,251	24.8%	$273,994	24.9%
Agricultural production	21,049	1.9%	21,971	2.0%
Total commercial	292,300	26.7%	295,965	26.9%
Real estate:
Owner occupied	203,441	18.5%	208,843	18.9%
Real estate construction and other land loans	57,966	5.3%	55,419	5.0%
Commercial real estate	340,673	31.2%	338,886	30.7%
Agricultural real estate	83,107	7.6%	84,258	7.6%
Other real estate	26,976	2.5%	28,718	2.6%
Total real estate	712,163	65.1%	716,124	64.8%
Consumer:
Equity loans and lines of credit	52,512	4.8%	55,634	5.0%
Consumer and installment	36,536	3.4%	37,236	3.3%
Total consumer	89,048	8.2%	92,870	8.3%
Net deferred origination (fees) costs	(3,171)		(2,612)
Total gross loans	1,090,340	100.0%	1,102,347	100.0%
Allowance for credit losses	(12,056)		(12,915)
Total loans	$1,078,284		$1,089,432

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Total average assets for the three months ended March 31, 2021 was $2,104,077,000 compared to $1,598,064,000 for the three months ended March 31, 2020, an increase of $506,013,000 or 31.66%. During the three months ended March 31, 2021 and 2020, the loan-to-deposit ratio was 56.72% and 68.84%, respectively. Total average deposits increased $487,424,000 or 36.53% to $1,821,827,000 for the three months ended March 31, 2021, compared to $1,334,403,000 for the three months ended March 31, 2020. Average interest-bearing deposits increased $232,539,000, or 31.25%, and average non-interest bearing demand deposits increased $254,885,000, or 43.19%, for the three months ended March 31, 2021, compared to the three months ended March 31, 2020. The Company’s ratio of average non-interest bearing deposits to total deposits was 46.39% for the three months ended March 31, 2021, compared to 44.23% for the three months ended March 31, 2020.
The composition of the deposits at March 31, 2021 and December 31, 2020 is summarized in the table below.

(Dollars in thousands)	March 31, 2021	% of Total Deposits	December 31, 2020	% of Total Deposits
NOW accounts	$325,327	16.9%	$310,697	18.0%
MMA accounts	441,676	23.0%	341,088	19.8%
Time deposits	89,427	4.7%	89,846	5.2%
Savings deposits	180,319	9.4%	156,190	9.1%
Total interest-bearing	1,036,749	54.0%	897,821	52.1%
Non-interest bearing	885,654	46.0%	824,889	47.9%
Total deposits	$1,922,403	100.0%	$1,722,710	100.0%

Non-interest income for the three months ended March 31, 2021 decreased by $4,542,000 to $1,999,000, compared to $6,541,000 for the three months ended March 31, 2020, primarily driven by a decrease of $4,198,000 in net realized gains on sales and calls of investment securities, a decrease of $479,000 in other income, a decrease in service charge income of $214,000, and a decrease in FHLB dividends of $37,000, partially offset by an increase in loan placement fees of $358,000. Other income for the three months ended March 31, 2020 included a $297,000 gain related to the collection of tax-exempt life insurance proceeds.
Non-interest expense for the three months ended March 31, 2021 decreased $690,000, or 5.71%, to $11,388,000 compared to $12,078,000 for the three months ended March 31, 2020. The net decrease year over year resulted from decreases in salaries and employee benefits of $574,000, professional services of $102,000, decreases in occupancy and equipment expenses of $31,000, information technology of $49,000, amortization of software of $33,000, internet banking of $72,000, directors’ expenses of $151,000, and operating losses of $29,000, partially offset by increases in data processing of $281,000, personnel of $112,000, and regulatory assessments of $114,000 in 2021 compared to 2020. The decrease in total salaries and employee benefits was the result of a decrease of $1,232,000 in officers’ expenses related to the change in the discount rate used to calculate the liability for salary continuation, deferred compensation, and split dollar plans; offset by an increase of approximately $659,000 in salaries and benefits. A portion of the salaries and benefits increase was related to a
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$214,000 accrual for severance pay. Personnel expense included an accrual of $135,000 for an executive search firm to find a replacement for our retiring chief executive officer.
The Company recorded an income tax provision of $2,487,000 for the three months ended March 31, 2021, compared to $2,494,000 for the three months ended March 31, 2020. The effective tax rate for the three months ended March 31, 2021 was 24.95% compared to 27.36% for the three months ended March 31, 2020. The effective tax rate was affected by the increase in tax-exempt interest.
Capital Management
On April 22, 2021, the Board of Directors of the Company declared an increase in the regular quarterly cash dividend to $0.12 per share on the Company’s common stock. The dividend is payable on May 21, 2021 to shareholders of record as of May 7, 2021. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 20 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region. Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Andriana Majarian, Karen Musson, Dorothea D. Silva, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook, and LinkedIn.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the uncertainties related to the Covid-19 pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; (15) the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; and (16) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share amounts)	2021	2020	2020

ASSETS
Cash and due from banks	$31,083	$34,175	$22,713
Interest-earning deposits in other banks	183,758	36,103	13,449
Total cash and cash equivalents	214,841	70,278	36,162
Available-for-sale investment securities	768,719	710,092	522,943
Equity securities	7,500	7,634	7,592
Loans, less allowance for credit losses of $12,056, $12,915, and $10,546 at March 31, 2021, December 31, 2020, and March 31, 2020, respectively	1,078,284	1,089,432	919,223
Bank premises and equipment, net	8,349	8,228	7,410
Bank owned life insurance	28,886	28,713	29,945
Federal Home Loan Bank stock	5,595	5,595	6,062
Goodwill	53,777	53,777	53,777
Core deposit intangibles	1,009	1,183	1,704
Accrued interest receivable and other assets	33,563	29,164	33,828
Total assets	$2,200,523	$2,004,096	$1,618,646

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$885,654	$824,889	$603,998
Interest bearing	1,036,749	897,821	746,593
Total deposits	1,922,403	1,722,710	1,350,591
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	31,120	31,210	44,227
Total liabilities	1,958,678	1,759,075	1,399,973
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 12,524,609, 12,509,848, and 12,472,939, at March 31, 2021, December 31, 2020, and March 31, 2020, respectively	79,732	79,416	78,854
Retained earnings	156,851	150,749	141,147
Accumulated other comprehensive income (loss), net of tax	5,262	14,856	(1,328)
Total shareholders’ equity	241,845	245,021	218,673
Total liabilities and shareholders’ equity	$2,200,523	$2,004,096	$1,618,646
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2021	2020	2020
INTEREST INCOME:
Interest and fees on loans	$13,765	$13,378	$12,898
Interest on deposits in other banks	32	24	183
Interest and dividends on investment securities:
Taxable	2,733	2,744	3,266
Exempt from Federal income taxes	1,317	951	159
Total interest income	17,847	17,097	16,506
INTEREST EXPENSE:
Interest on deposits	268	296	432
Interest on junior subordinated deferrable interest debentures	24	24	45
Total interest expense	292	320	477
Net interest income before provision for credit losses	17,555	16,777	16,029
(REVERSAL OF) PROVISION FOR CREDIT LOSSES	(1,800)	(1,700)	1,375
Net interest income after provision for credit losses	19,355	18,477	14,654
NON-INTEREST INCOME:
Service charges	432	515	646
Appreciation in cash surrender value of bank owned life insurance	173	175	182
Interchange fees	370	352	333
Loan placement fees	657	746	299
Net realized gains on sales and calls of investment securities	—	55	4,198
Federal Home Loan Bank dividends	70	70	107
Other income	297	1,225	776
Total non-interest income	1,999	3,138	6,541
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,938	7,550	7,512
Occupancy and equipment	1,113	1,147	1,144
Professional services	356	703	458
Data processing expense	617	562	336
Directors’ expenses	41	147	192
ATM/Debit card expenses	225	194	294
Information technology	559	587	608
Regulatory assessments	161	150	47
Advertising	129	156	173
Internet banking expenses	124	105	196
Amortization of core deposit intangibles	174	174	174
Other expense	951	904	944
Total non-interest expenses	11,388	12,379	12,078
Income before provision for income taxes	9,966	9,236	9,117
PROVISION FOR INCOME TAXES	2,487	2,157	2,494
Net income	$7,479	$7,079	$6,623

Net income per common share:
Basic earnings per common share	$0.60	$0.57	$0.52
Weighted average common shares used in basic computation	12,495,606	12,482,250	12,734,971
Diluted earnings per common share	$0.60	$0.57	$0.52
Weighted average common shares used in diluted computation	12,547,137	12,519,644	12,779,096
Cash dividends per common share	$0.11	$0.11	$0.11
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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31	Dec. 31,	Sep. 30,	Jun. 30	Mar. 31
For the three months ended	2021	2020	2020	2020	2020
(In thousands, except share and per share amounts)
Net interest income	$17,555	$16,777	$16,043	$15,574	$16,029
(Reversal of) provision for credit losses	(1,800)	(1,700)	600	3,000	1,375
Net interest income after provision for credit losses	19,355	18,477	15,443	12,574	14,654
Total non-interest income	1,999	3,138	2,071	2,045	6,541
Total non-interest expense	11,388	12,379	11,728	11,498	12,078
Provision for income taxes	2,487	2,157	1,442	820	2,494
Net income	$7,479	$7,079	$4,344	$2,301	$6,623
Basic earnings per common share	$0.60	$0.57	$0.35	$0.18	$0.52
Weighted average common shares used in basic computation	12,495,606	12,482,250	12,471,070	12,449,283	12,734,971
Diluted earnings per common share	$0.60	$0.57	$0.35	$0.18	$0.52
Weighted average common shares used in diluted computation	12,547,137	12,519,644	12,496,174	12,486,681	12,779,096

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2021	2020	2020	2020	2020
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.11%	1.17%	1.32%	1.24%	1.13%
Non-performing assets to total assets	0.17%	0.16%	0.18%	0.13%	0.07%
Total non-performing assets	$3,783	$3,278	$3,458	$2,406	$1,115
Total nonaccrual loans	$3,783	$3,278	$3,458	$2,406	$1,115
Total substandard loans	$34,276	$36,136	$37,643	$38,672	$34,420
Total special mention loans	$39,406	$36,406	$43,893	$35,735	$11,936
Net loan charge-offs (recoveries)	$(941)	$42	$(120)	$(391)	$(41)
Net charge-offs (recoveries) to average loans (annualized)	(0.35)%	0.02%	(0.04)%	(0.15)%	(0.02)%
Book value per share	$19.31	$19.59	$18.85	$18.29	$17.53
Tangible book value per share	$14.94	$15.19	$14.44	$13.87	$13.08
Tangible common equity	$187,059	$190,061	$180,647	$173,251	$163,192
Cost of total deposits	0.06%	0.07%	0.09%	0.10%	0.13%
Interest and dividends on investment securities exempt from Federal income taxes	$1,317	$951	$444	$412	$159
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.76%	3.72%	3.63%	3.79%	4.47%
Return on average assets (2)	1.42%	1.42%	0.90%	0.51%	1.66%
Return on average equity (2)	12.17%	11.95%	7.50%	4.14%	11.62%
Loan to deposit ratio	56.72%	63.99%	66.02%	68.25%	68.84%
Efficiency ratio	56.34%	62.89%	63.58%	64.27%	65.71%
Tier 1 leverage - Bancorp	9.09%	9.28%	9.26%	9.63%	10.93%
Tier 1 leverage - Bank	9.03%	9.23%	9.20%	9.57%	10.86%
Common equity tier 1 - Bancorp	14.38%	14.10%	14.23%	13.66%	13.97%
Common equity tier 1 - Bank	14.68%	14.41%	14.56%	13.99%	14.31%
Tier 1 risk-based capital - Bancorp	14.78%	14.50%	14.65%	14.08%	14.40%
Tier 1 risk-based capital - Bank	14.68%	14.41%	14.56%	13.99%	14.31%
Total risk-based capital - Bancorp	15.76%	15.58%	15.90%	15.25%	15.32%
Total risk based capital - Bank	15.66%	15.48%	15.81%	15.16%	15.23%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended
AVERAGE AMOUNTS	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020
Interest-bearing deposits in other banks	$129,185	$96,304	$53,796
Investments	727,447	633,745	467,871
Loans (1)	1,077,140	1,093,156	923,208
Earning assets	1,933,772	1,823,205	1,444,875
Allowance for credit losses	(13,453)	(14,631)	(9,243)
Nonaccrual loans	3,712	3,363	1,403
Other non-earning assets	180,046	176,726	161,029
Total assets	$2,104,077	$1,988,663	$1,598,064

Interest bearing deposits	$976,762	$892,060	$744,223
Other borrowings	5,155	5,155	5,155
Total interest-bearing liabilities	981,917	897,215	749,378
Non-interest bearing demand deposits	845,065	824,884	590,180
Non-interest bearing liabilities	31,182	29,572	30,505
Total liabilities	1,858,164	1,751,671	1,370,063
Total equity	245,913	236,992	228,001
Total liabilities and equity	$2,104,077	$1,988,663	$1,598,064

AVERAGE RATES
Interest-earning deposits in other banks	0.10%	0.10%	1.36%
Investments	2.42%	2.49%	2.96%
Loans (3)	5.18%	4.87%	5.62%
Earning assets	3.82%	3.79%	4.61%
Interest-bearing deposits	0.11%	0.13%	0.23%
Other borrowings	1.86%	1.86%	3.49%
Total interest-bearing liabilities	0.12%	0.14%	0.26%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.76%	3.72%	4.47%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $350, $253, and $42, for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively.
(3)    Loan yield includes loan fees (costs) for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020 of $2,068, $1,350, and $117, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322